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                                                                      Exhibit 5



                       JAECKLE FLEISCHMANN & MUGEL, LLP
                               ATTORNEYS AT LAW

 FLEET BANK BUILDING  TWELVE FOUNTAIN PLAZA  BUFFALO, NEW YORK 14202-2292 USA
                    TEL (716) 856-0600 FAX (716) 856-0432


                               January 10, 1997




Parkway Properties, Inc.
300 One Jackson Place
188 East Capitol Street
Jackson, Mississippi 39201

Ladies and Gentlemen:

        Re:  Registration Statement on Form S-3, as amended (No. 333-16479)
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             under the Securities Act of 1933, covering the registration of
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             shares of common stock, $0.001 par value per share (the "Common
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             Shares"), preferred shares, $0.001 par value per share
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             ("Preferred Shares"), Preferred Shares represented by Depositary
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             Shares, and unsecured convertible debt securities (collectively,
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             the "Securities") of Parkway Properties, Inc. ("Parkway")
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        As your counsel we have examined the above Registration Statement and we are familiar with the documents referred to therein, as well as Parkway's Articles of Incorporation, as amended, and Bylaws, such records of proceedings of Parkway as we deemed material, and such other proceedings of Parkway as we deemed necessary for the purpose of this opinion.

        We have examined the proceedings heretofore taken and we are informed as to the procedures proposed to be followed by Parkway in connection with the authorization, issuance and sale of the above described Securities. In our opinion the Securities to be issued by Parkway will be, when issued and paid for pursuant to the Registration Statement and the exhibits thereto, duly authorized for issuance by all necessary corporate action and, upon the issuance thereof in accordance with their terms, the Securities will be legally issued, fully paid and non-assessable.

        We consent to the filing of this opinion letter as an exhibit to the Registration Statement.

                                        Very truly yours,



                                        /s/ Jaeckle Fleischmann & Mugel, LLP